Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in Amendment No. 1 to Registration Statement No. 333-54952 on Form S-6 of our report dated March 23, 2001, relating to the statement of condition of Equity Investor Fund, Select Ten Portfolio 2001 International Series 1, United Kingdom Portfolio, Defined Asset Funds and to the reference to us under the heading "How The Fund Works—Auditors" in the Prospectus which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP
 New York, NY
March 23, 2001